Exhibit 32.2

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Matthew C. Osborne, the Principal Financial Officer of Altegris Advisors, L.L.C., the General Partner of Altegris Winton Futures Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 15, 2021

/s/ Matthew C. Osborne

Matthew C. Osborne, Principal Financial Officer

Altegris Advisors, L.L.C.

General Partner of Altegris Winton Futures Fund, L.P.